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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Horace Mann Life Insurance Company

We consent to the use in the registration statement (No. 2-24256811-1343) on Form N-4 of Horace Mann Life Insurance Company Separate Account of our report dated April 28, 2005, with respect to the statements of net assets of each of the forty portfolios comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2004, and the related statements of operations and changes in net assets, and the related financial highlights for the year then ended, and the reference to our Firm under the heading "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 28, 2005


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Horace Mann Life Insurance Company

We consent to the use in the registration statement (No. 2-24256811-1343) on Form N-4 of Horace Mann Life Insurance Company Separate Account of our report dated April 28, 2005, with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Horace Mann Life Insurance Company (the Company) as of December 31, 2004 and 2003, and the related statutory statements of operations, capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2004, and related schedules I, III & VI, and IV, and the reference to our Firm under the heading "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 28, 2005